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                                  EXHIBIT 24.1

                                POWER OF ATTORNEY


     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Katrina L. Thompson and David R. Snyder, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do the following:

     (1) execute a registration statement of the Company which registers common stock of the Company (and related plan interests, if any) for issuance pursuant to the Nonstatutory Stock Option Agreement dated July 1, 1994, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC; and

     (2) execute any supplement or amendment to any of the foregoing, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC;

granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.




Dated: February 12, 1997  /s/ J. Gregory Kasun
                         ----------------------------------
                         J. Gregory Kasun


Dated: February 12, 1997  /s/ Michael M. Earley
                         ----------------------------------
                         Michael M. Earley


Dated: February 12, 1997  /s/ Mark G. Foletta
                         ----------------------------------
                         Mark G. Foletta


Dated: February 12, 1997  /s/ William E. Nelson
                         ----------------------------------
                         William E. Nelson


Dated: February 12, 1997  /s/ Richard R. Tartre
                         ----------------------------------
                         Richard R. Tartre


Dated: February 12, 1997  /s/ Byron B. Webb, Jr.
                         ----------------------------------
                         Byron B. Webb, Jr.